United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$194,180
Unrealized Gain (Loss) on Market Value of Futures	(2,838,990)
Dividend Income	377
Interest Income	229
ETF Transaction Fees	350
Total Income (Loss)	$(2,643,854)

Expenses
General Partner Management Fees	$17,381
Brokerage Commissions	620
NYMEX License Fee	347
Prepaid Insurance Expense	322
Non-interested Directors' Fees and Expenses	303
Other Expenses	10,260
Total Expenses	29,233
Expense Waiver	(6,793)
Net Expenses	$22,440
Net Income (Loss)	$(2,666,294)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/13	$30,290,041
Withdrawals (100,000 Units)	(1,815,208)
Net Income (Loss)	(2,666,294)

Net Asset Value End of Month	$25,808,539
Net Asset Value Per Unit (1,500,000 Units)	$17.21

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612